UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

On July 19, 2006, eBay Inc. announced its financial results for the quarter ended June 30, 2006. A copy of eBay’s press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement our consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flows, as well as GAAP amounts excluding the impact of stock-based compensation expenses and the corresponding percentages of net revenues. eBay makes reference to measures of operating income, gross profit, certain expenses (including cost of net revenues, sales and marketing, product development, and general and administrative), net income and earnings per share for the second quarter of 2006, which exclude stock-based compensation to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) stock-based compensation. eBay’s reference to these measures should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative information due the adoption of the new accounting standard FAS 123(R). Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, and net purchases of property and equipment that may not be indicative of its core operating results and business outlook.

In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. The company believes the non-GAAP measures that exclude only stock-based compensation enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in the attached press release can be found in the financial tables included on pages 8, 9, 10, 11, and 16 of the release. For non-GAAP measures that solely exclude stock-based compensation, the reconciliation to GAAP is presented in narrative form in the release when the non-GAAP measure is referenced.

The attached press release also contains forward-looking statements relating to eBay’s performance during the remainder of fiscal year 2006. A more thorough discussion of certain factors that may affect eBay’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in eBay’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Additional information will be included under those captions in eBay’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which will be filed with the SEC during the third quarter of 2006.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

/s/  Michael R. Jacobson
Name: Michael R. Jacobson

Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

Date: July 19, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release dated July 19, 2006.